                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                               SHS BANCORP, INC.


     Article 1. Name. The name of the corporation is SHS Bancorp, Inc. (hereinafter referred to as the "Corporation").

     Article 2. Registered Office. The address of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is 112 Federal Street, Pittsburgh, Pennsylvania 15212.

     Article 3. Nature of Business. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania (the "BCL"). The Corporation is incorporated under the provisions of the BCL.

     Article 4. Duration. The term of the existence of the Corporation shall be perpetual.

     Article 5.  Capital Stock.

     A. Authorized Amount. The total number of shares of capital stock which the Corporation has authority to issue is 15,000,000, of which 5,000,000 shall be preferred stock, par value $.01 per share (hereinafter the "Preferred Stock"), and 10,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock"). Except to the extent require by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor.

     B. Common Stock. Except as provided in this Article 5 (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, with each holder thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

     C. Authority of Board to Fix Terms of Preferred Stock. The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of the Preferred Stock or any series thereof that may be desired.

     D. Limitations on Voting the Corporation's Common Stock. 1. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, unless a majority of the Whole Board (as hereinafter defined) shall have by resolution granted in advance such entitlement or permission. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

        2. The following definitions shall apply to this Section D of this
Article 5.

           (a) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of these Articles of Incorporation.

           (b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be
               -----------------
deemed the "beneficial owner" of any Common Stock:

               (i) which such person or any of its affiliates beneficially owns, directly or indirectly; or

               (ii) which such person or any of its affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction which is described in any one or more of subparagraphs A(1)(a) through (h) of Article 12 or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (B) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided
                                                                 --------
further, however, that (i) no director or officer of the Corporation (or any
----------------
Affiliate of any such director or officer) shall, solely by reason of any or all of such directors of officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any Affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

           (c) A "person" shall mean any individual, firm, corporation, or other entity.

           (d) "Whole Board" shall mean the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

        3. The Board of Directors shall have the power to construe and apply the provisions of this Section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common stock beneficially owned by any person,
(ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section to the given facts, or (v) any other matter relating to the applicability or effect of this Section.

        4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this Section as may reasonably be required of such person.

        5. Except as otherwise provided by law or expressly provided in this Section D, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section D) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

        6. Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

        7. In the event any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of Common Stock over the Limit, notwithstanding any such finding.

     Article 6. Incorporator. The name and mailing address of the sole incorporator is as follows:

   Name                    Address
   ----                    -------

Thomas F. Angotti      112 Federal Street
                       Pittsburgh, Pennsylvania  15212

     Article 7. Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     A. Number. Except as otherwise increased from time to time by the exercise of the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors of the Corporation shall be determined as stated in the Corporation's Bylaws, as may be amended from time to time.

     B. Initial Directors. The number of directors constituting the initial Board of Directors of the Corporation is five, and the names and addresses of the persons who are to serve as the initial directors until their successors are elected and qualified, together with the classes of directorships to which such persons have been assigned, are:


    Name                          Address                            Class
    ----                          -------                            -----

Guy Dille            112 Federal Street, Pittsburgh, PA  15212       I
George C. Dorsch     112 Federal Street, Pittsburgh, PA  15212       II
Edward W. Preskar    112 Federal Street, Pittsburgh, PA  15212       II
Thomas F. Angotti    112 Federal Street, Pittsburgh, PA  15212       III
James G. Caliendo    112 Federal Street, Pittsburgh, PA  15212       III

     C. Classification and Term. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with the term of office of the directors of the first class to expire at the first annual meeting of stockholders, the term of office of the directors of the second class to expire at the second annual meeting of stockholders, and the term of office of the directors of the third class to expire at the third annual meeting of stockholders with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such election, the directors elected to succeed those in the class whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by the terms of such Preferred Stock.

     D. No Cumulative Voting. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

z    E. Vacancies.  Except as otherwise fixed pursuant to the provisions of
Article 5 hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall serve until the term of the class to which he was appointed shall expire and until his successor is elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be appointed, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

     F. Removal. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only for cause by an affirmative vote of not less than 75% of the total votes eligible to be cast by stockholders at a duly constituted meeting of
stockholders called expressly for such purpose.   Cause for removal shall exist
only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting. Directors may also be removed from office in the manner provided in Sections 1726(b) and 1726(c) of the BCL, or any successors to such sections.

     G. Discharge of Duties. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors shall, in considering the best interests of the Corporation, consider the effects of any action upon the employees of the Corporation and its subsidiaries, the depositors and borrowers of any insured institution subsidiary, the communities in which offices or other establishments of the Corporation or any subsidiary are located and all other pertinent factors.

     Article 8. Preemptive Rights. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

     Article 9. Indemnification, etc. of Officers, Directors, Employees and Agents.

     A. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

     B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

     C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     E. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 9.

     F. Security, Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

     G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Section F of this Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

     H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

     Article 10.  Meetings of Stockholder and Stockholder Proposals

     A. Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board or (iii) the President.

     B. Action Without a Meeting. Any action permitted to be taken by the stockholders at a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation as part of the corporate records.

     Article 11.  Notice for Stockholder Nominations and Proposals

     A. Notice Requirements. Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders.

     B. Contents of Notice of Nominations. Each notice given by a stockholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominees, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice (a) his name and address as they appear on the Corporation's books and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     C. Contents of Notice of Business Proposals. Each notice given by a stockholder with respect to business proposals to bring before an annual meeting of stockholders shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

     D. Determination of Compliance. The Chairman of the meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

     Article 12.  Approval of Certain Business Combinations

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

     A. Approval Required.  1.  Except as otherwise expressly provided in this
Article 12, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

           (a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

           (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

           (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

           (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

           (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

           (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

           (g) any reclassification of the Common Stock of the Corporation, or any recapitalization involving the Common Stock of the Corporation; and

           (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article.

        2. Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

        3. The term "Business Combination" as used in this Article 12 shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

     B. Exception for Prior Approval by Continuing Directors. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a two-thirds vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     C. Definitions. For the purposes of this Article 12 the following definitions apply:

        1. The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the Common Stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

        2. The term "Substantial Part" shall mean more than 25% of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

        3. The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

        4. The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

     Article 13.  Amendment of Articles and Bylaws.

     A. Articles. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of a majority (except as provided below) of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Section D of Article 5 and Articles 7, 8, 9, 10, 11, 12 and 13 hereof.

     B. Bylaws. The Board of Directors, to the extent permitted by law, or stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Sections 2.3, 4.1, 4.2, 4.3 and
4.4 of the Bylaws and Articles VIII and XII of the Bylaws.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania through these Articles of Incorporation, do make, file and record the Articles of Incorporation and do hereby certify that the facts herein stated are true, and accordingly hereunto set my hand this 17th day of June 1997.



                         By:  /s/ Thomas F. Angotti
                              --------------------------------
                              Thomas F. Angotti
                              Incorporator